Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2024, relating to the consolidated financial statements of VYNE Therapeutics Inc., which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ BAKER TILLY US, LLP

Tewksbury, Massachusetts

December 19, 2024